                                                                   Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION
                     906 OF THE SARBANES-OXLEY ACT OF 2002

      In  connection  with the Form 10-QSB of Newport International Group, Inc.
(the "Company") for the  period  ended  June  30, 2002 as filed with the United
States Securities and Exchange Commission on the date hereof (the "Report"), I,
Soloman  Lam,  Chief  Executive  Officer and Chief  Financial  Officer  of  the
Company, certify pursuant to 18 U.S.C.  Section  1350,  as  adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (i)  the Report fully complies with the requirements of  Section 13(a) of the Securities Exchange Act of 1934, as amended; and

      (ii)   the  information contained in the Report fairly presents,  in  all material respects,  the  financial  condition  and  result of operations of the
Company.

      The foregoing certification is made solely for  the  purpose of 18 U.S.C.
Section 1350, subject to the knowledge standard contained therein,  and not for any other purpose.

                                                 Name: /s/ Soloman Lam
                                                       ------------------------
                                                       Soloman Lam
                                                       Chief Executive Officer
                                                       and Chief Financial
                                                       Officer

                                                       August 14, 2002